                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of Earliest Event Reported) September 30, 2002



                   Registrant, State of Incorporation,           I.R.S. employer
Commission File    Address of Principal Executive Offices and    Identification
Number             Telephone Number                              Number

1-8788             SIERRA PACIFIC RESOURCES                      88-0198358
                   P.O. Box 10100 (6100 Neil Road)
                   Reno, Nevada 89520-0400 (89511)
                   (775) 834-4011

1-4698             NEVADA POWER COMPANY                          88-0045330
                   6226 West Sahara Avenue
                   Las Vegas, Nevada 89146
                   (702) 367-5000

                                      None
--------------------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

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Item 5.  Other Events

         On September 30, 2002, El Paso Merchant Energy Group ("EPME") notified Nevada Power Company ("NPC") that EPME was terminating all transactions entered into between NPC and EPME under the Western Systems Power Pool Agreement (the "Agreement"). Under the Agreement, termination payments for terminated contracts are equal to the present value of the net gains and losses under the contract, aggregated to a single liquidated amount. At the present time, NPC expects that net gains and losses between the parties, including a delayed payment amount of approximately $19 million owed to EPME by NPC for power deliveries through September 15, 2002, will net to a small payment due to NPC. Calculations of exact amounts will be completed in the next week. Under the Agreement, any dispute regarding the calculation of gains and losses is subject to mediation.

         NPC believes it has adequate power and fuel supplies and availability to meet current needs despite the EPME termination.

         Separately, NPC has reached delayed payment agreements for summer 2002 power deliveries with BP Energy, Mirant, Constellation and Tractabel. Previously, NPC and Duke Energy Trading and Marketing had reached a delayed payment agreement for summer 2002 deliveries.

Item 7.  Financial Statements and Exhibits

         (a)  Financial Statements of Businesses Acquired

              Not required

         (b)  Pro forma financial information

              Not required

         (c)  Exhibits

              None






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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.


                                            Sierra Pacific Resources
                                            -------------------------
                                            (Registrant)


Date:  October 2, 2002                      By: /s/ John E. Brown
                                                ---------------------
                                                John E. Brown
                                                Controller




                                            Nevada Power Company
                                            -------------------------
                                            (Registrant)


Date:  October 2, 2002                      By: /s/ John E. Brown
                                                ---------------------
                                                John E. Brown
                                                Controller





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